New Hampshire Thrift Bancshares, Inc. Announces Earnings for First Quarter of 2014

NEWPORT, NH -- (Marketwired - April 14, 2014) - New Hampshire Thrift Bancshares, Inc. (the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the three months ended March 31, 2014, of $2.1 million, or $0.25 per common share, assuming dilution, compared to $2.1 million, or $0.27 per common share, assuming dilution, for same period in 2013, an increase of $92 thousand, or 4.49%. The weighted average numbers of common shares, assuming dilution, were 8,231,992 and 7,060,234 for the three periods ended March 31, 2014, and 2013, respectively.

"We are pleased by the positive impact of our 2013 acquisitions on earnings during the first quarter of 2014," President and Chief Executive Officer, Steve Theroux, stated. "Amidst a challenging residential market with refinancing demand waning, we experienced an increase in commercial lending which resulted in higher loan production volume during the first quarter compared to the same period last year. We continually strive to enhance our franchise value by taking advantage of our product platforms which offer a full array of financial products and services to benefit customers at any stage of their financial lives."

2013 Financial Highlights

  Total assets increased $11.6 million, or 0.82%, to $1.4 billion at March 31, 2014, from $1.4 billion at December 31, 2013.

  Net loans increased $20.9 million, or 1.85%, to $1.2 billion at March 31, 2014, from $1.1 billion at December 31, 2013.

  In the three months ended March 31, 2014, the Company originated $79.9 million in loans, compared to $77.7 million during to the same period in 2013.

  The Company's loan servicing portfolio was $413.2 million at March 31, 2014, compared to $417.3 million at December 31, 2013.

  Total deposits decreased $19.9 million, or 1.83%, to $1.1 billion at March 31, 2014, from $1.1 billion at December 31, 2013.

  Net interest and dividend income for the three months ended March 31, 2014, was $10.3 million compared to $8.2 million for the same period in 2013.

  Net income available to common stockholders was $2.1 million for the three months ended March 31, 2014, compared to $2.0 million for the same period in 2013

  As a percentage of total loans, non-performing loans decreased to 1.73% at March 31, 2014, from 1.86% at December 31, 2013.

Earnings Summary

Net income of $2.1 million for the three months ended March 31, 2014, includes an increase of $2.1 million, or 25.85%, in net interest and dividend income. The provision for loan losses decreased $414 thousand with no provisions required based on adequacy calculations for the three months ended March 31, 2014, compared to $414 thousand for the same period in 2013. Noninterest income increased $1.2 million, or 37.80%, to $4.4 million for the three months ended March 31, 2014, compared to $3.2 million for the same period in 2013. This increase includes the addition of $2.1 million from trust and investment management fees earned by Charter Trust Company during the three months ended March 31, 2014 and an increase of $252 thousand, or 21.25%, in customer service fees, partially offset by decreases of $159 thousand in net gains on sales and calls of securities, $881 thousand on net gains on sales of loans, and $98 thousand from our former equity position in Charter Holding Corp.

Noninterest expense increased $3.6 million, or 44.35%, to $11.6 million for the three months ended March 31, 2014, compared to $8.0 million for the same period in 2013. Within noninterest expense, salaries and employee benefits increased $1.7 million, or 39.73%, to $6.0 million for the three months ended March 31, 2014, compared to $4.3 million for the same period in 2013. This increase includes expenses related to additional staff and operations for Charter Trust Company, acquired in September 2013, and The Randolph National Bank and its eight branches, acquired in October 2013, which represent over 85% of the increase in salaries and employees benefits. Occupancy expense increased $502 thousand, or 46.65%, to $1.6 million for the three month period ended March 31, 2014, compared to the same period in 2013. The occupancy expenses from Charter Holding Corp. and former The Randolph National Bank branches represent $205 thousand and $281 thousand, respectively, representing nearly 97% of the increase in occupancy expenses. Depositors' insurance increased $94 thousand, or 53.11%, due to the growth in deposits comparing March 31, 2014 to March 31, 2013. The increase of $384 thousand in outside services for the three months ended March 31, 2014, compared to the same period in 2013 includes $246 thousand related to Charter Trust Company operations and an increase of $65 thousand related to our core processing provider. Amortization of intangible assets increased $243 thousand, or 126.56%, to $435 thousand for the three months ended March 31, 2014, compared to the same period in 2013 due to the additional core deposit intangible from the acquisition of The Randolph National Bank and the customer list intangible from the acquisition of Charter Holding Corp. Other expenses increased $403 thousand to $1.5 million for the three months ended March 31, 2014, including $221 thousand from Charter Trust Company operations and an increase of $80 thousand in tax-qualified contributions.

Balance Sheet Summary

Total assets were $1.4 billion at March 31, 2014, compared to $1.4 billion at December 31, 2013, an increase of $11.6 million, or 0.82%. Securities available-for-sale decreased $11.1 million to $114.1 million at March 31, 2014, from $125.2 million at December 31, 2013. Net loans held in portfolio increased $20.9 million, or 1.85%, to $1.2 billion million at March 31, 2014, from $1.1 billion at December 31, 2013. The allowance for loan losses was $9.8 million at March 31, 2014, compared to $9.8 million at December 31, 2013. The change of $20 thousand in the allowance for loan losses is the net effect of charge-offs of $223 thousand and recoveries of $243 thousand in addition to a net decrease of $3 thousand to the reserve for the overdraft protection program. Additionally, the Bank had a credit mark of $6.5 million at March 31, 2014 related to acquired loan balances of $184.1 million. Total loan production for the three months ended March 31, 2014 was 79.9 million in loans, compared to $77.7 million for the same period in 2013.

Goodwill increased $70 thousand, or 0.16%, to $44.7 million at March 31, 2014, from $44.6 million at December 31, 2013. Intangible assets decreased $435 thousand, or 3.95%, to $10.6 million at March 31, 2014, compared to $11.0 million at December 31, 2013. This reflects amortizations of intangible assets of $435 thousand for the three months ended March 31, 2014.

Total deposits decreased $19.9 million, or 1.83%, to $1.1 billion at March 31, 2014, from $1.1 billion at December 31, 2013. Advances from the Federal Home Loan Bank increased $34.3 million, or 28.14%, to $156.0 million at March 31, 2014, from $121.7 million at December 31, 2013. Securities sold under agreements to repurchase decreased $5.2 million, or 18.71%, to $22.7 million at March 31, 2014 from $27.9 million at December 31, 2013.

Stockholders' equity of $150.8 million resulted in a book value of $15.55 per common share at March 31, 2014, based on 8,219,442 shares of common stock outstanding. The Bank remains well capitalized with a Leverage Capital ratio of 8.42% at March 31, 2014.

Quarterly Dividend

On April 10, 2014, the Company declared a regular quarterly cash dividend of $0.13 per share payable April 30, 2014 to stockholders of record as of April 23, 2014.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the holding company of Lake Sunapee Bank, fsb, a federally chartered savings bank that provides a wide range of life-cycle banking and financial services. Lake Sunapee Bank has four wholly owned subsidiaries: Lake Sunapee Financial Services Corp., Lake Sunapee Group, Inc., which owns and maintains all buildings and investment properties, McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency, and Charter Holding Corp., which wholly owns Charter Trust Company, a trust services and wealth management company. New Hampshire Thrift Bancshares, Inc., through its direct and indirect subsidiaries, operates 29 offices in New Hampshire in Grafton, Hillsborough, Merrimack and Sullivan counties and 18 offices in Vermont in Orange, Rutland and Windsor counties.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and Lake Sunapee Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights

For the Three Months Ended March 31,                2014           2013
                                               -------------  -------------
(Dollars in thousands except for per share
 data)
Net Income                                     $       2,143  $       2,052
Per Share Data:
  Basic Earnings                                        0.25           0.27
  Diluted Earnings (1)                                  0.25           0.27
  Dividends Paid                                        0.13           0.13
  Dividend Payout Ratio                                52.00%         48.15%

                                                           As of
(Dollars in thousands except for per share        March 31,    December 31,
 data)                                               2014          2013
                                                ------------- -------------
Total Assets                                    $   1,435,469 $   1,422,207
Total Securities (2)                                  123,935       134,998
Loans, Net                                          1,155,053     1,134,110
Total Deposits                                      1,068,218     1,088,092
Federal Home Loan Bank Advances                       155,986       121,734
Stockholders' Equity                                  150,778       149,257
Book Value per Common Share                     $       15.55 $       15.37
Common Shares Outstanding                           8,219,442     8,216,747

Leverage (Tier I) Capital                                8.42%         8.29%

Number of Offices:
  Banking Offices                                          38            38
  Insurance Offices                                         3             3
  Trust Offices                                             6             6

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.
(2) Includes available-for-sale securities shown at fair value and Federal
    Home Loan Bank stock at cost.

                   New Hampshire Thrift Bancshares, Inc.
                        Consolidated Balance Sheets

                                                 March 31,     December 31,
(Dollars in thousands)                              2014           2013
                                               -------------  -------------
ASSETS                                          (unaudited)
  Cash and due from banks                      $      20,697  $      12,005
  Overnight deposits                                  15,179         21,573
                                               -------------  -------------
      Total cash and cash equivalents                 35,876         33,578
  Interest-bearing time deposits with other
   banks                                               1,245          1,743
  Securities available-for-sale                      114,117        125,238
  Federal Home Loan Bank stock                         9,818          9,760
  Loans held-for-sale                                    406            680
  Loans receivable, net of the allowance for
   loan losses of $9.8 million as of March 31,
   2014, and $9.8 million as of December 31,
   2013                                            1,155,053      1,134,110
  Accrued interest receivable                          3,292          2,628
  Bank premises and equipment, net                    24,576         23,842
  Investments in real estate                           3,644          3,681
  Other real estate owned                              1,208          1,343
  Goodwill                                            44,702         44,632
  Intangible assets                                   10,585         11,020
  Bank-owned life insurance                           19,702         19,544
  Other assets                                        11,244         12,071
                                               -------------  -------------
    Total assets                               $   1,435,468  $   1,423,870
                                               =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
      Noninterest-bearing                      $      94,394  $     101,446
      Interest-bearing                               973,824        986,646
                                               -------------  -------------
      Total deposits                               1,068,218      1,088,092
  Federal Home Loan Bank advances                    155,986        121,734
  Securities sold under agreements to
   repurchase                                         22,667         27,885
  Subordinated debentures                             20,620         20,620
  Accrued expenses and other liabilities              17,201         16,282
                                               -------------  -------------
    Total liabilities                              1,284,692      1,274,613
                                               -------------  -------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized:
    Series B, fixed rate noncumulative
     perpetual, fixed rate cumulative
     perpetual, 23,000 shares issued and
     outstanding at March 31, 2014, and
     December 31, 2013                                     -              -
  Common stock, $.01 par value per share:
   10,000,000 shares authorized, 8,653,771
   shares issued and 8,219,442 shares
   outstanding as of March 31, 2014 and
   8,651,076 shares issued and 8,216,747
   shares outstanding as of December 31, 2013             87             87
  Paid-in capital                                    100,998        100,961
  Retained earnings                                   59,363         58,347
  Accumulated other comprehensive loss                (2,443)        (2,897)
  Unearned stock awards                                 (478)          (490)
  Treasury stock, at cost, 434,329 shares as
   of March 31, 2014 and December 31, 2013            (6,751)        (6,751)
                                               -------------  -------------
    Total stockholders' equity                       150,776        149,257
                                               -------------  -------------
    Total liabilities and stockholders' equity $   1,435,468  $   1,423,870
                                               =============  =============

                    New Hampshire Thrift Bancshares, Inc.
                Consolidated Statements of Income (unaudited)

                                                 For the Three Months Ended
                                                          March 31,
(Dollars in thousands except for per share
 data)                                               2014           2013
                                                -------------  -------------
INTEREST AND DIVIDEND INCOME
  Interest and fees on loans                    $      11,350  $       9,181
  Interest and dividends on debt investments
    Taxable                                               325            524
    Dividends                                              35             13
    Other                                                 170            139
                                                -------------  -------------
  Total interest and dividend income                   11,880          9,857
                                                -------------  -------------

INTEREST EXPENSE
  Interest on deposits                                  1,102          1,025
  Interest on advances and other borrowed money           525            684
                                                -------------  -------------
  Total interest expense                                1,627          1,709
                                                -------------  -------------

  Net interest and dividend income                     10,253          8,148

PROVISION FOR LOAN LOSSES                                   -            414
                                                -------------  -------------

  Net interest and dividend income after
   provision for loan losses                           10,253          7,734
                                                -------------  -------------

NONINTEREST INCOME
  Customer service fees                                 1,438          1,186
  Net gain on sales and calls of securities                 8            167
  Net gain on sales of loans                               52            933
  Net gain on sales of premises and equipment               2              -
  Net loss on sales of other real estate owned             (2)             -
  Rental income                                           175            183
  Realized gain in Charter Holding Corp.                    -             98
  Bank owned life insurance income                        149            128
  Insurance commission income                             484            485
  Trust and investment management fees                  2,076              -
                                                -------------  -------------
  Total noninterest income                              4,382          3,180
                                                -------------  -------------

                                                  For the Three Months Ended
                                                          March 31,
(Dollars in thousands except for per share data)      2014          2013
                                                 ------------- -------------
NONINTEREST EXPENSES
Salaries and employee benefits                           6,002         4,295
Occupancy and equipment expenses                         1,578         1,076
Advertising and promotion                                  155            99
Depositors' insurance                                      271           177
Professional services                                      272           336
Data processing and outside services                       703           319
Telephone                                                  295           163
ATM processing fees                                        221           151
Supplies                                                   164           129
Amortization of intangible assets                          435           192
Other expenses                                           1,497         1,094
                                                 ------------- -------------
Total noninterest expenses                              11,593         8,031
                                                 ------------- -------------

INCOME BEFORE PROVISION FOR INCOME TAXES                 3,042         2,883

PROVISION FOR INCOME TAXES                                 899           831

                                                 ------------- -------------
NET INCOME                                       $       2,143 $       2,052
                                                 ============= =============
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS      $       2,085 $       1,911

Earnings Per Common Share, basic                 $        0.25 $        0.27
Earnings Per Common Share, assuming dilution (1) $        0.25 $        0.27
Dividends Declared per common share              $        0.13 $        0.13

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

For additional information contact:
Laura Jacobi
First Senior Vice President
Chief Financial Officer
603-863-0886